Exhibit 35 a)
SPS LOGO

Agreement: See Schedule of Agreements
Dated: See Attached Schedule

ANNUAL STATEMENT AS TO COMPLIANCE

In accordance with the applicable section in each of
the Pooling
and Servicing
Agreements specified:
i. a review of the activities of the Servicer during the year ended December
31,
2006
and of performance under this Agreement has been made under
such officers' supervision; and
ii.
to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations and no default has occurred under this
Agreement throughout such year.

February 24, 2007

/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
Select Portfolio Servicing, Inc.
Asset Backed Securities Corporation, Depositor, DLJ Mortgage Capital, Inc., Seller,
Select Portfolio Servicing, Inc., Servicer, Officetiger Global Real Estate Services Inc.,
Loan Performance Advisor and U.S. Bank National Association, Trustee
-
Pooling And
Servicing Agreement
Asset Backed Securities Corporation Home Equity Loan Trust,
Series AMQ 2006-HE7
11/1/2006